UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 19, 2007

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31239	27-0005456
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒   Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  Other Events.

On September 19th and 20th, 2007, Frank Semple, President and Chief Executive Officer, and Nancy Buese, Senior Vice President and Chief Financial Officer of MarkWest Energy Partners, L.P. (the “Partnership”), will give a presentation to investors in Las Vegas, Nevada, regarding the proposed transaction that resulted from the signing of an Agreement and Plan of Redemption and Merger on September 5, 2007, by and among MarkWest Energy Partners L.P., MarkWest Hydrocarbon, Inc. and MWEP, L.L.C.

The information included with this Current Report as Exhibit 99.1 includes graphic images or slides used in the presentation.  These slides are available for viewing at our website, www.markwest.com, although we reserve the right to discontinue that availability at any time.

The Partnership does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Partnership’s expectations or change in events, conditions, or circumstances on which any forward-looking statement is based.

This presentation utilizes the Non-GAAP financial measures of Adjusted EBITDA and Distributable Cash Flow.  We define Adjusted EBITDA as net income or loss before interest, provision for income taxes, depreciation and amortization expense, non-cash compensation expense, and non-cash unrealized derivative gain / loss .   Adjusted EBITDA is not a measure of performance calculated in accordance with GAAP, and should not be considered in isolation or as a substitute for net income, income from operations, or cash flow as reflected in our financial statements. Adjusted EBITDA is presented because such information is relevant and is used by management, industry analysts, investors, lenders, and rating agencies to assess the financial performance and operating results of our fundamental business activities. Management believes that the presentation of Adjusted EBITDA is useful to lenders and investors because of its use in the midstream natural gas industry and for master limited partnerships as an indicator of the strength and performance of our ongoing business operations. Additionally, management believes that Adjusted EBITDA provides additional and useful information to our investors for trending, analyzing, and benchmarking our operating results from period to period as compared to other companies that may have different financing and capital structures. The presentation of Adjusted EBITDA allows investors to view our performance in a manner similar to the methods used by management and provides additional insight to our operating results.  In general, we define Distributable Cash Flow as net income or loss plus (i) depreciation, amortization, and accretion expense; (ii) non-cash earnings from unconsolidated affiliates; (iii) contributions to unconsolidated affiliates net of expansion capital expenditures; (iv) non-cash compensation expense; (v) non-cash derivative activity; (vi) gains and losses on the sale of assets; and (vii) the subtraction of sustaining capital expenditures. Distributable Cash Flow is a significant liquidity metric used by our senior management to compare basic cash flows generated by us to the cash distributions we expect to pay partners. Distributable cash flow is also an important Non-GAAP financial measure for our limited partners since it serves as an indicator of our success in providing a cash return on investment. Distributable cash flow is also a quantitative standard used by the investment community with respect to publicly traded partnerships such as ours because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership pays to a unit holder). The GAAP measure most directly comparable to Distributable Cash Flow and Adjusted EBITDA is net income.  Please see the Appendix for our calculations of Adjusted EBITDA and Distributable Cash Flow along with the appropriate reconciliations.

Cautionary Statements

Certain statements contained herein or in the exhibits filed with this report may include “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the SEC. Among the factors that could cause results to differ materially are those risks discussed in the Annual Report on Form 10-K/A for the year ended December 31, 2006, for each of MarkWest Energy Partners L.P. and MarkWest Hydrocarbon, Inc., as filed with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” We do not undertake any duty to update any forward-looking statement.

ITEM 9.01. Financial Statements and Exhibits

(d)          Exhibits.

Exhibit No.	Description of Exhibit

99.1	Investor presentation presented September 19th and 20th, 2007 in Las Vegas, Nevada.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

Date: September 19, 2007	By:	/s/ Nancy K. Buese
Nancy K. Buese
Senior Vice President and Chief Financial Officer